CONTRACT FOR THE SALE OF GOODS

This contract for the sale of goods is between Suzhou Qianjinyong Environmental Protection Technology Co., Ltd., a corporation organized under the laws of the State of China (the "**Seller**"), and Spacepath Inc, a corporation organized under the laws of the State of NV,USA (the "**Buyer**").

The parties agree as follows:

1. **Sale of Goods.** The Seller shall sell to the Buyer and the Buyer shall purchase from the Seller the goods set forth on Exhibit A (the "**Goods**") in the quantities and at the prices stated in Exhibit A. Unless otherwise stated in Exhibit A, the Buyer shall pay all taxes and third-party expenses imposed on, in connection with, or measured by the transaction contemplated by this agreement in addition to the prices set forth on Exhibit A.

2. **Invoices; Payment.** TT 50% deposit before production, TT 50% before shipment.

3. **Delivery; Title; and Risk of Loss.** Unless otherwise stated in Exhibit A, the Seller shall deliver the Goods FOB the Seller's facility in China, and title to and risk of loss of the Goods will pass to the Buyer upon such delivery by the Seller. Any stated delivery dates are approximate. The Seller will not be liable for any losses, damages, penalties, or expenses for failure to meet any delivery date.

4. **Disclaimer of Warranty; Due Diligence. The Goods are being sold "as is," and the Seller disclaims all warranties (other than the implied warranty of title under article 2 of the Uniform Commercial Code), whether express or implied, including the warranties of merchantability and fitness for a particular purpose.** The Buyer acknowledges that it has not been induced by any statements or representations of any person with respect to the quality or condition of the Goods and that no such statements or representations have been made. The Buyer acknowledges that it has relied solely on the investigations, examinations, and inspections as the Buyer has chosen to make and that the Seller shall send the sample to the Buyer for full and complete investigations, examinations, and inspections before shipment.

5. **Limitation of Liability.** The Seller will not be liable for any indirect, special, consequential, or punitive damages (including lost profits) arising out of or relating to this agreement or the transactions it contemplates (whether for breach of contract, tort, negligence, or other form of action) and irrespective of whether the Seller has been advised of the possibility of any such damage.

6. **Limitation of Actions.** No action arising out of or relating to this agreement or the transactions it contemplates may be commenced against the Seller more than 12 months after the basis for such claim could reasonably have been discovered.

7. **Governing Law and Designation of Forum.** (a) We will resort to International Arbitration Institution for all matters arising out of or relating to this agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, validity, performance (including the details of performance), and enforcement.

8. **Force Majeure.** The Seller will not be liable for delays in performance or for non-performance due to unforeseen circumstances or causes beyond the Seller's reasonable control.

9. **Entire Agreement.** This agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all other agreements, whether written or oral, between the parties.

10. **Amendments.** No amendment to this agreement will be effective unless it is in writing and signed by both parties.

11. **Effectiveness; Date.** This agreement will become effective when both parties have signed it.

12. **Counterparts; Electronic Signatures.** This agreement may be signed in one or more counterparts, which together will form a single agreement. This agreement may be signed electronically.

Seller: Crystal　　　　Date: 2013. 8. 2

Buyer: [signature]　　　　Date: 8-2-13

Exhibit A

ITEM	DESC.	Q'TY	UNIT PRICE	AMOUNT
TPR-RO011	Five Stages Under-sink RO System 50GPD With Pump PP5μ+CTO+PP1μ+RO+In-Line Carbon Filter 1) 10"PP5u Filter Cartridge 2) Carbon Filter (CTO) 3) 10"PP1u Filter Cartridge 4) RO Membrane 50GPD 5) In-line Post Carbon Filter 6) Jaco Fitting 7) Plastic Tank 8) Standard Goose Faucet 		**FOB TAICANG** US$112.00	

(Note: The MOQ is 100 sets.)